Amended and Restated Schedule A

Dated December 31, 2013

to the

Fee Waiver Agreement

Effective as of January 25, 2011

Between

Equinox Funds Trust and Equinox Fund Management, LLC

Fund	Effective Date
Equinox Abraham Strategy Fund	April 19, 2012
Equinox Chesapeake Strategy Fund	April 19, 2012
Equinox Crabel Strategy Fund	April 19, 2012
Equinox Eclipse Strategy Fund	January 25, 2012
Equinox John Locke Strategy Fund	January 25, 2012
Equinox QCM Strategy Fund	January 25, 2012
Equinox Tiverton Strategy Fund	April 19, 2012
Equinox Absolute Return Plus Strategy Fund	April 19, 2012
Equinox Commodity Strategy Fund	January 25, 2011
Equinox Campbell Strategy Fund	March 1, 2013
Equinox Quest Tracker Index Fund	Commencement of Operations
Equinox BH-DG Fund	December 31, 2013

This Schedule A to the Fee Waiver Agreement is effective with respect to each Fund as of the dates set forth above.

EQUINOX FUND MANAGEMENT, LLC

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President & CEO

EQUINOX FUNDS TRUST, on behalf of each Fund

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President